Exhibit 5.6

December 5, 2014

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, VT 05701

Re:	Casella Waste Systems, Inc.

Registration Statement on Form S-3 for Registration—Vermont Local Counsel Opinion

Ladies and Gentlemen:

We act as special counsel to the following Vermont entities (collectively, the “Vermont Guarantors” and each, a “Vermont Guarantor”):

1.	All Cycle Waste, Inc.

2.	Bristol Waste Management, Inc.

3.	C.V. Landfill, Inc.

4.	Casella Waste Management, Inc.

5.	New England Waste Services, Inc.

6.	New England Waste Services of Vermont, Inc.

7.	Newbury Waste Management, Inc.

8.	Sunderland Waste Management, Inc.

9.	Casella Transportation, Inc.

10.	Casella Major Account Services, LLC

The first nine Vermont Guarantors listed above are Vermont corporations and are referred to as the “Corporate Vermont Guarantors”. The remaining Vermont Guarantor is a Vermont limited liability company and is referred to as the “LLC Vermont Guarantor”.

Certain opinions are required with respect to the Vermont Guarantors in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by Casella Waste Systems, Inc., a Delaware corporation (the “Parent”), and certain subsidiaries of the Parent, including the Vermont Guarantors, identified in the Registration Statement as co-registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the following

Casella Waste Systems, Inc.

December 5, 2014

securities for issuance and sale from time to time by the Parent: (i) the Parent’s senior debt securities (the “Senior Debt Securities”), (ii) the Parent’s subordinated debt securities (the “Subordinated Debt Securities”), (iii) the Parent’s 7.75% Senior Subordinated Notes due 2019 (the “Senior Subordinated Securities” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (iv) guarantees of the Debt Securities by the Guarantors (the “Guarantees”), (v) shares of Class A common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (vi) shares of preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (vii) the Parent’s depositary shares representing an interest in a fractional share or multiple shares of Preferred Stock (the “Depositary Shares”), (viii) contracts obligating the Parent or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”), (ix) purchase units, consisting of one or more Purchase Contracts and beneficial interests in Debt Securities, debt obligations of third parties, including U.S. treasury securities, or any other securities (the “Purchase Units”), and (vii) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities of the Parent (the “Warrants” and together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Purchase Contracts and the Purchase Units, the “Securities”), having an aggregate maximum offering price not to exceed $250,000,000.00. Capitalized terms used in this opinion letter that are not otherwise defined herein have the meanings assigned to them in the Registration Statement. This opinion is being rendered to the Parent.

For the purpose of this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

a)	The Articles of Association or Articles of Incorporation (as amended, if applicable), as the case may be, of each Corporate Vermont Guarantor;

b)	The Articles of Organization of the LLC Vermont Guarantor;

c)	Each Corporate Vermont Guarantor’s Bylaws;

d)	The LLC Vermont Guarantor’s Limited Liability Company Operating Agreement;

e)	The Written Consent in Lieu of a Meeting adopted by the directors of each Corporate Vermont Guarantor and by the member of the LLC Vermont Guarantor authorizing each Vermont Guarantor to take action in connection with the preparation and filing of a universal shelf registration statement and to execute the Registration Documents to which it is a party and to take the actions contemplated therein;

f)	Certificates of Good Standing regarding each of the Vermont Guarantors issued by the Vermont Secretary of State dated November 20, 2014 (the “Good Standing Certificates”);

g)	Certificate of Secretary of Applicable Subsidiaries relating to the Vermont Guarantors and other direct or indirect subsidiaries or affiliates of the Company, dated December 5, 2014 (the “Secretary’s Certificate”) (the “Officer’s Certificates”);

h)	The Registration Statement;

Casella Waste Systems, Inc.

December 5, 2014

i)	The Form of Senior Indenture, included as an exhibit to the Registration Statement;

j)	The Form of Subordinated Indenture, included as an exhibit to the Registration Statement;

k)	The 7.75% Senior Subordinated Notes due 2019 Indenture, dated as of February 7, 2011, among the Company, the guarantors party thereto and U.S. Bank National Association as trustee as amended or supplemented through the date hereof (the “Senior Subordinated Indenture” and, together with the Form of Senior Indenture and the Form of Subordinated Indenture, the “Indentures”), included as an exhibit to the Registration Statement;

l)	The form of note for the Senior Indenture;

m)	The form of note for the Subordinated Indenture;

n)	The form of note included in the Senior Subordinated Indenture and

o)	The form of Guarantee included in the Senior Subordinated Indenture;

Documents (a) through (g) are referred to collectively as the “Business Entity Documents”. Copies of Documents (a) through (d) were provided to us by Casella Waste Systems, Inc., and we have relied on Casella Waste Systems, Inc. to provide us with true and complete copies of such documents. Documents (h) through (o) are referred to collectively as the “Registration Documents”. The Business Entity Documents and the Registration Documents are referred collectively as the “Documents.”

In rendering the opinions set forth below, we have, with your consent, relied only upon the examination of the Documents and have made no independent verification or investigation as to the factual matters set forth in the Documents.

In our examination, we have assumed the genuineness of all signatures, the legal competence of all natural persons signing documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, email and facsimile transmissions thereof, and the authenticity of the originals of such documents. We have assumed that the Business Entity Documents provided to us are complete and current.

We express no opinion as to the laws of any jurisdiction other than the State of Vermont and the federal laws applicable to the State of Vermont. The opinions expressed herein are made as of the date of this opinion, and are limited to the laws of effect on the date of this opinion.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Furthermore, we express no opinion (i) as to any federal or state securities or blue sky laws, including without limitation, the securities laws of the State of Vermont, (ii) as to the tax good standing of the Vermont Guarantors in any jurisdiction, including without limitation, the State of Vermont, and (iii) as to the enforceability of the Registration Documents. Additionally, we have, with your consent, assumed and relied to the extent we have deemed appropriate that the accuracy and completeness of all certificates and other statements,

Casella Waste Systems, Inc.

December 5, 2014

documents, and records reviewed by us, and the accuracy and completeness of all representations, warranties, schedules, and exhibits contained in the Registration Documents, with respect to the factual matters set forth therein.We have not undertaken any independent investigation, examination, or inquiry to determine the existence or absence of any facts (and have not caused the review of any court files or indices), and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

No specific assumption or qualification contained herein may be interpreted to restrict the generality of an assumption or qualification expressed in general terms that may include the subject matter of such specific assumption or qualification.

Based upon and subject to the foregoing, we are of the opinion that:

1.	Each Vermont Guarantor is validly existing and in good standing under the laws of the State of Vermont, its jurisdiction of formation.

2.	Each Vermont Guarantor has the corporate or limited liability company power, as the case may be, and authority to execute, deliver and perform all of its obligations under the Guarantees.

**********

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

Wilmer Cutler Pickering Hale and Dorr LLP may rely on this opinion for the purpose of issuing its opinion letter dated the date hereof. We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus and any supplements thereto. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PAUL FRANK + COLLINS P.C.